Exhibit 10.18

ENVIRONMENTAL INDEMNITY

(First Mezzanine)

This ENVIRONMENTAL INDEMNITY (First Mezzanine) (this “Agreement”) is made as of March 27, 2012, by PRP HOLDINGS, LLC, a Delaware limited liability company (“Indemnitor”), having an office at 2202 North WestShore Blvd., Suite 470C, Tampa, Florida 33607, for the benefit of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005, and BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (each, together with their respective successors and assigns, a “Co-Lender”, and collectively, “Lender”).

RECITALS:

WHEREAS, New Private Restaurant Properties, LLC, a Delaware limited liability company (“Mortgage Borrower”), is the owner of a portfolio of restaurant properties;

WHEREAS, New PRP Mezz 1, LLC, a Delaware limited liability company (“Borrower”) is the owner of 100% of the membership interests in Mortgage Borrower;

WHEREAS, on the date hereof, in accordance with the terms of that certain Mezzanine Loan and Security Agreement (First Mezzanine), dated as of the date hereof (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), between Lender, as lender, and Borrower, as borrower, Lender is making a loan to Borrower in the principal amount of $87,600,000 (the “Loan”), which Loan is evidenced by the individual promissory notes, in the aggregate principal amount of the Loan, dated as of the date hereof and making up the Note (as defined in the Loan Agreement), made by Borrower in favor of Lender and secured by, the Pledge (as defined in the Loan Agreement) and the other Loan Documents (as defined in the Loan Agreement);

WHEREAS, Indemnitor is the owner of a direct or indirect beneficial interest in Borrower and will derive substantial benefit from the Loan;

WHEREAS, as a condition to making the Loan, Lender has required Indemnitor to deliver this Agreement for the benefit of Lender; and

WHEREAS, the forgoing recitals are intended to form an integral part of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, Ten Dollars ($10.00) paid in hand, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor agrees as follows:

1. Definitions. a) The following terms shall have the meaning ascribed thereto:

“Agreement”: Shall have the meaning provided in the first paragraph.

“Borrower”: Shall have the meaning provided in the Recitals.

“Environmental Law”: Shall mean any federal, state or local statute, regulation, rule, common law or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to the protection of human health from any environmental hazards, or the environment, or any Hazardous Materials, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions, lead-based paint or wells. Without limiting the generality of the foregoing, the term shall include, but not be limited to, each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. §9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. §2061 et seq.); (v) the Clean Water Act (33 U.S.C. §1251 et seq.); (vi) the Clean Air Act (42 U.S.C. §7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C. §201 and §300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. §4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. §1101 et seq.); (xi) those portions of the Occupational Safety and Health Act, 29 U.S.C. §651 et seq. that relate to Hazardous Materials; and (xii) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §136 et seq . The term “Environmental Law” also includes, but is not limited to, any federal, state or local statute, regulation, rule, common law or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of the presence or release of Hazardous Materials or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; relating to nuisance, trespass or other causes of action related to the environmental condition of property; and relating to wrongful death, personal injury or property or other damage in connection with any environmental condition of property.

“Hazardous Materials”: Shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

(i) “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder; excluding, however, common maintenance and cleaning products regularly found at properties with a standard of operation and maintenance comparable to the Property, and which are otherwise in compliance with Environmental Laws;

(ii) “hazardous waste” and “regulated substances” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

(iii) “hazardous materials” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder; and

(iv) “chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder.

“Indemnified Parties”: Shall mean Lender, its parent, subsidiaries and affiliates, each of their respective shareholders, members, partners, directors, officers, employees and agents, and the successors and assigns of any of them; and “Indemnified Party” shall mean any one of the Indemnified Parties.

“Indemnitor”: Shall have the meaning provided in the first paragraph.

“Lender”: Shall have the meaning provided in the first paragraph.

“Loan Agreement”: Shall have the meaning provided in the Recitals.

“Losses”: Shall mean any and all liens, damages, losses, liabilities, obligations, actions, causes of actions, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, but subject to the provisions hereof, reasonable attorneys’, consultants’ and experts’ fees and disbursements reasonably incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding).

“Mortgage Borrower”: Shall have the meaning provided in the Recitals.

“Note”: Shall have the meaning provided in the Recitals.

“Release”: Shall mean any releasing, depositing, seeping, migrating, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning, or disposing into the environment.

“Security Instrument”: Shall have the meaning provided in the Recitals.

“Threat of Release”: Shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

(b) Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement, including by reference, for terms not defined in the Loan Agreement, in the Mortgage Loan Agreement (as defined in the Loan Agreement). All references to sections shall be deemed to be references to Sections of this Agreement, unless otherwise indicated.

2. Environmental Representations. Indemnitor hereby represents and warrants that except as set forth in the Environmental Reports, (a) Indemnitor has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of maintenance, renovation, construction, repair and other legitimate business operations at the Property; (b) to Indemnitor’s knowledge, no tenant, occupant or user of the Property, or any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of maintenance, renovation, construction, repair and other legitimate business operations at the Property; (c) no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (d) to Indemnitor’s knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Mortgage Borrower, any Mezzanine Borrower, or Indemnitor; and (e) to Indemnitor’s knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Mortgage Borrower, any Mezzanine Borrower, or Indemnitor.

3. Environmental Covenants.

(a) Compliance with Environmental Laws. Subject to Mortgage Borrower’s right to contest under Section 7.3 of the Mortgage Loan Agreement, Indemnitor covenants and agrees with Lender that it shall comply with all Environmental Laws. If at any time during the continuance of the Lien of the Security Instrument, an Environmental Event occurs, Indemnitor shall deliver (or cause Borrower to deliver) prompt notice of the occurrence of such Environmental Event to Lender. Within thirty (30) days after Indemnitor has knowledge of the occurrence of an Environmental Event, Indemnitor shall deliver (or cause Mortgage Borrower to deliver) to Lender an Environmental Certificate explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Indemnitor shall promptly provide (or cause Mortgage Borrower or the applicable Mezzanine Borrower to provide) Lender with copies of all material notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Mortgage Borrower, any Mezzanine Borrower, or Indemnitor in connection with any Environmental Law. For purposes of this paragraph, the term “notice” shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Property and Borrower with such Environmental Laws.

(b) Lead Based Paint, Asbestos and O& M Plans.

(i) If prior to the date hereof, it was determined that any Individual Property contains exposed Lead Based Paint in excess of de minimis quantities, Indemnitor or Mortgage Borrower shall prepare a Lead Based Paint Report if one does not already exist, or if at any time hereafter, exposed Lead Based Paint is identified as being present on any Individual Property in excess of de minimis quantities, Indemnitor agrees, at its sole cost and expense and within twenty (20) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, reasonably acceptable to Lender.

(ii) If prior to the date hereof, it was determined that any Individual Property contains Asbestos, Indemnitor or Mortgage Borrower shall prepare an Asbestos Report if one does not already exist, or if at any time hereafter, potentially Asbestos containing material is identified as being present on any Individual Property, Indemnitor agrees, at its sole cost and expense and within twenty (20) days thereafter, to cause to be prepared an Asbestos Report prepared by an expert, and in form, scope and substance, acceptable to Lender.

(iii) If it has been, or if at any time hereafter it is, determined that any Individual Property contains Lead Based Paint or Asbestos, on or before thirty (30) days following the date of such determination, Indemnitor shall (or shall cause Mortgage Borrower to), at its sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an O&M Plan, and if an O&M Plan has been prepared prior to the date hereof, Indemnitor agrees to diligently carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Law.

(c) Environmental Reports. Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or any Event of Default, Lender shall have the right to have its consultants perform an environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the Improvements and air quality testing, and such further site assessments as Lender may reasonably require due to the results obtained from the foregoing. The reasonable cost of such studies shall be due and payable by Indemnitor to Lender upon demand. Lender shall not unreasonably interfere with, and Lender shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Mortgage Borrower’s, Master Lessee’s, or any Tenant’s or other occupant’s operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 3(c), Lender shall not be deemed to be exercising any control over the operations of Mortgage Borrower, any Mezzanine Borrower, or Indemnitor or the handling of any environmental matter or hazardous wastes or substances of Mortgage Borrower, any Mezzanine Borrower, or Indemnitor for purposes of incurring or being subject to liability.

4. Indemnity Agreement. Indemnitor covenants and agrees, at its sole cost and expense, to protect, indemnify, save, defend (at trial and appellate levels and with attorneys, consultants and experts selected by Indemnitor and reasonably acceptable to Lender) and hold each Indemnified Party harmless against and from any and all Losses which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or any Individual Property (except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party) and arising from or out of: (A) the Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of any Individual Property or any surrounding areas, regardless of whether or not caused by or within the control of Borrower or Indemnitor; (B) the Release or Threat of Release of Hazardous Materials at any other location if the Hazardous Materials were generated, treated, stored, transported or disposed of by or on behalf of Mortgage Borrower; (C) the material violation of any Environmental Laws relating to or affecting any Individual Property or Mortgage Borrower, whether or not caused by or within the control of Borrower or Indemnitor; (D) the failure of Indemnitor to comply fully with the terms and conditions of this Agreement; (E) the violation of any Environmental Laws in connection with other real property of Mortgage Borrower or Indemnitor which gives or may give rise to any rights whatsoever in any party with respect to any Individual Property by virtue of any Environmental Laws; or (F) the enforcement of this Agreement, including, without limitation, (i) the reasonable costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of any Individual Property or any adjacent areas, (ii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials, on, in, under or affecting all or any portion of any Individual Property, any adjacent areas, or any other areas to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of any Individual Property, any adjacent areas, or any other areas for violations first occurring prior to Lender or its nominee acquiring title to the affected Individual Property. Indemnitor’s obligations hereunder are separate and distinct from its obligations under the other Loan Documents, and Lender’s and the other Indemnified Parties’ rights under this Agreement shall be in addition to all rights of Lender under the other Loan Documents. Subject to the limitations herein contained, Indemnitor shall be liable for any and all Losses incurred by the Lender relating to the presence, Release, or Threatened Release of any Hazardous Materials on or about any Individual Property as a result of the acts or negligent omissions of Mortgage Borrower or Indemnitor, or any principal, officer, member or partner of Mortgage Borrower or Indemnitor. Indemnitor shall have no obligation to indemnify, defend or hold harmless any Indemnified Party for Losses that result from such Indemnified Party’s gross negligence or willful misconduct on or with respect to any Individual Property. If any such action or other proceeding shall be brought against Lender, upon written notice from Indemnitor to Lender (given reasonably promptly following Lender’s notice to Indemnitor of such action or proceeding), Indemnitor shall be entitled to assume the defense thereof, at Indemnitor’s expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Indemnitor expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Indemnitor’s expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Indemnitor that would make such separate representation advisable.

5. Limitation on Liability of Indemnitor.

(a) Notwithstanding anything to the contrary herein, in the event of:

(i) any foreclosure (or a transfer in lieu of foreclosure) by a Mezzanine Lender that is not Borrower or an Affiliate of Borrower, of the direct Equity Interests in Borrower, any SPE Component Entity or any other Mezzanine Borrower pledged as collateral for a Mezzanine Loan pursuant to the Mezzanine Loan Documents (any such foreclosure or transfer-in-lieu thereof, a “Mezzanine Foreclosure Divestment”), with the result that neither Indemnitor nor any Affiliate of Indemnitor (excluding, however, any Loan Party who as a result of such Mezzanine Foreclosure Divestment is no longer Controlled by Indemnitor or any Affiliate of Indemnitor) shall hold any direct or indirect Equity Interests in, or Control, Borrower (Borrower in such case may be referred to as “Divested Borrower”); or

(ii) any foreclosure (whether judicially or non-judicially by private sale or trustee’s sale) or deed in lieu of foreclosure or similar transfer under any Security Instrument (any such foreclosure, foreclosure sale or deed in lieu thereof, a “Foreclosure Divestment”), with the result that neither Borrower nor any Affiliate of Borrower shall hold any direct or indirect interest in, or the power to direct the management of, any Individual Property thereby foreclosed or transferred, excluding Indemnitor’s, HoldCo’s or any Intermediate HoldCo Entity’s direct or indirect Equity Interests in Master Lessee (each such Individual Property, a “Divested Property”); or

(iii) the appointment of a receiver by a court of competent jurisdiction with respect to an Individual Property (any such appointment, a “Receivership Event”, and the period during which such Individual Property remains under a receivership, the “Receivership Period”), with the result that neither Borrower nor any Affiliate of Borrower shall have any possession of, or hold the power to direct the management of, such Individual Property that is subject to such Receivership Event during the Receivership Period, excluding Indemnitor’s, HoldCo’s or any Intermediate HoldCo Entity’s direct or indirect Equity Interests in Master Lessee (each such Individual Property subject to a Receivership Event, a “Receivership Property”), then, in such cases, Indemnitor shall not have any liability hereunder for any Losses arising solely from any circumstance, condition, action or event with respect to any such Divested Borrower, Divested Property or Receivership Property (A) to the extent arising from: (1) any action taken by any Loan Party who as a result of such Mezzanine Foreclosure Divestment is no longer Controlled by Indemnitor or any Affiliate of Indemnitor, (2) any circumstance, condition, action or event with respect to the Property or any Loan Party first occurring after the date of such Mezzanine Foreclosure Divestment, (3) any action taken by any successor owner of such Divested Property, (4) any circumstance, condition, action or event with respect to such Divested Property first occurring after the date of such Foreclosure Divestment, (5) any action taken by any receiver for such Receivership Property during the Receivership Period, or (6) any circumstance, condition, action or event with respect to such Receivership Property first occurring after the occurrence of such Receivership Event and during the continuance of such Receivership Period; and (B) not caused by Borrower or any Affiliate of Borrower (excluding any Loan Party who as a result of such Mezzanine Foreclosure Divestment is no longer Controlled by Indemnitor or any Affiliate of Indemnitor); provided that Indemnitor shall remain liable hereunder for any Losses to the extent arising from any circumstance, condition, action or event occurring (x) with respect such Divested Borrower, prior to the date of such Mezzanine Foreclosure Divestment, even to the extent the applicable liability, loss, cost, or expense does not occur, or the occurrence of the applicable circumstance, condition, action or event is not discovered, until after the date of such Mezzanine Foreclosure Divestment, (y) with respect to such Divested Property, prior to the date of such Foreclosure Divestment, even to the extent the applicable liability, loss, cost, or expense does not occur, or the occurrence of the applicable circumstance, condition, action or event is not discovered, until after the date of such Foreclosure Divestment, and (z) with respect to such Receivership Property, prior to such Receivership Event or after the expiration of such Receivership Period, even to the extent the applicable liability, loss, cost, or expense occurs, or the occurrence of the applicable circumstance, condition, action or event is first discovered, during the Receivership Period.

(b) In the event that an “Event of Default” under a Mezzanine Loan shall exist with respect to a Mezzanine Loan and the related Mezzanine Lender is not Borrower or an Affiliate of Borrower and exercises, pursuant to the exercise of remedies under the Mezzanine Loan Documents, direct voting Control, by power of attorney or other exercise of voting power with respect to the Equity Interests of the applicable Borrower, SPE Component Entity or Mezzanine Borrower pledged to such Mezzanine Lender as collateral for its Mezzanine Loan under the related Mezzanine Loan Documents, of such Equity Interests in the applicable Borrower, SPE Component Entity or Mezzanine Borrower so pledged as collateral for such Mezzanine Loan (the “Direct Control Remedies”, and such Mezzanine Lender exercising such Direct Control Remedies, the “Controlling Mezzanine Lender”), Indemnitor shall not have liability hereunder for the actions that such Controlling Mezzanine Lender, in the exercise of its Direct Control Remedies, causes Borrower, any SPE Component Entity or any Mezzanine Borrower to take (“Mezzanine Lender Controlled Actions”) if such Mezzanine Lender Controlled Actions are taken without inducement, solicitation and/or consent from, or in collusion with, Borrower or any Affiliate of Borrower (other than Loan Parties to the extent Controlled by the Controlling Mezzanine Lender in the exercise of its Direct Control Remedies).

6. Survival.

(a) This Agreement and the indemnities provided herein shall survive the repayment of the Loan and, subject to the terms of such indemnity, shall survive the exercise of any remedies under the Loan Documents, including, without limitation, any remedy in the nature of foreclosure, and shall not merge with any assignment or conveyance given by Borrower to Lender in lieu of foreclosure.

(b) It is agreed and intended by Indemnitor and Lender that this Agreement and the indemnities provided herein may be assigned or otherwise transferred by Lender to its successors and assigns and to any subsequent purchaser of all or any portion of the Loan by, through or under Lender, without notice to Indemnitor and without any further consent of Indemnitor. To the extent consent of any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by Indemnitor in order to maximize the extent and effect of the indemnity given hereby.

7. Miscellaneous; No Waiver.

(a) The liabilities of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Lender by Borrower or any Person who succeeds Borrower or any other Person as owner of any portion of the Collateral or any Individual Property. In addition, notwithstanding any terms of any of the Loan Documents to the contrary, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by: (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment or foreclosure of the Note or the Loan Documents or any sale or transfer of all or part of the Collateral or any Individual Property (except as provided in Section 5 hereof; (iii) any exculpatory provision in any of the Loan Documents limiting Lender’s recourse to property encumbered by the Loan Documents or to any other security, or limiting Lender’s rights to a deficiency judgment against Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower under any of the Loan Documents; (v) the release of Borrower or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law, Lender’s voluntary act, or otherwise; (vi) the release or substitution, in whole or in part, of any security for the Loan; or (vii) Lender’s failure to record the Security Instrument or file any UCC-1 financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

(b) MARSHALLING. INDEMNITOR WAIVES ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALLING OF BORROWER’S ASSETS OR TO CAUSE LENDER TO PROCEED AGAINST ANY OF THE SECURITY FOR THE LOAN BEFORE PROCEEDING UNDER THIS AGREEMENT AGAINST INDEMNITOR OR TO PROCEED AGAINST INDEMNITOR OR BORROWER IN ANY PARTICULAR ORDER. INDEMNITOR AGREES THAT ANY PAYMENTS REQUIRED TO BE MADE HEREUNDER SHALL BECOME DUE AND PAYABLE TEN (10) DAYS AFTER DEMAND. INDEMNITOR EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND REMEDIES (INCLUDING ANY RIGHTS OF SUBROGATION) ACCORDED BY APPLICABLE LAW TO INDEMNITOR.

(c) Joint and Several Obligation. If Indemnitor consists of more than one Person or entity, each shall be jointly and severally liable to perform the obligations of Indemnitor hereunder. Any one of Borrower or one or more parties constituting Indemnitor or any other party liable upon or in respect of this Agreement or the Loan may be released without affecting the liability of any party not so released.

(d) Further Assurances. Indemnitor shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement, to protect and further the validity and enforceability of this Agreement or otherwise carry out the purposes of this Agreement.

(e) Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 7(e)):

If to Lender:	Bank of America, N.A.
Real Estate Structured Finance — Servicing
900 West Trade Street, Suite 650
Mail Code: NC1-026-06-01
Charlotte, North Carolina 28255
Attn: Servicing Manager
Facsimile No.: (704) 317-4501
Confirmation No: (866) 531-0957

and to:	German American Capital Corporation
60 Wall Street, 10th floor
New York, NY 10005
Attention: John Beacham and General Counsel
Telecopy No.: (732) 578-4639
Confirmation No.: (212) 250-0164

With a copy to:	Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Charles Schrank, Esq.
Telecopy No.: (312) 853-7036
Confirmation No.: (312) 853-7000

If to Indemnitor:	PRP Holdings, LLC
2202 North WestShore Blvd., Suite 470C
Tampa, Florida 33607
Attention: Chief Financial Officer and Vice President of Real Estate
Telecopy No.: (813) 830-2497
Confirmation No.: (813) 387-8000]

With a copy to:	Bain Capital Partners, LLC
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
Attention: Mr. Dave Humphrey
Telecopy No.: (617) 516-2124
Confirmation No.: (617) 516-2125

With a copy to:	Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: Richard Gordet, Esq.
Telecopy No.: 617-235-0480 or 617-951-7050
Confirmation No.: 617-951-7491

With a copy to:	Sullivan & Cromwell LLP
125 Broad Street
New York, N.Y. 10004-2498
Attention: Arthur Adler, Esq.
Telecopy No.: (212) 291-9001
Confirmation No.: (212) 558-3960

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

(f) Entire Agreement. This Agreement constitutes the entire and final agreement between Indemnitor and Lender with respect to the subject matter hereof and may only be changed, amended, modified or waived by an instrument in writing signed by Indemnitor and Lender.

(g) No Waiver. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No delay on Lender’s part in exercising any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver of any privilege, power or right hereunder.

(h) Successors and Assigns. This Agreement shall be binding upon Indemnitor and its successors and assigns and shall inure to the benefit of Lender and its successors and permitted assigns. No Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.

(i) Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Agreement.

(k) Severability. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Agreement.

(l) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. INDEMNITOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON INDEMNITOR IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THIS AGREEMENT. INDEMNITOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

(m) JURY TRIAL WAIVER. INDEMNITOR AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF INDEMNITOR OR LENDER WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND INDEMNITOR HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. INDEMNITOR ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

(n) Counterclaims and other Actions. Indemnitor hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

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IN WITNESS WHEREOF, Indemnitor has executed and delivered this Agreement as of the day and year first written above.

PRP HOLDINGS, LLC,

a Delaware limited liability company

By:     /s/Karen Bremer

Name: Karen Bremer

Title: Vice President of Real Estate

Environmental Indemnity Agreement (PRP Holdings, LLC)